Exhibit 10.1

WARRANT EXERCISE AGREEMENT

This Warrant Exercise Agreement (this “Agreement”), dated as of November 25, 2019, is by and between 22nd Century Group, Inc. a Nevada corporation (the “Company”), and the undersigned holder (the “Holder”) of warrants to purchase shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”).

WHEREAS, the Holder beneficially owns in the aggregate the number of warrants to purchase Common Stock at an exercise price of $2.15 per share that are exercisable until December 20, 2022, as set forth on the Holder's signature page hereto (the “Original Warrants”).

WHEREAS, the Holder desires to exercise such Original Warrants in the amounts set forth on the applicable signature pages hereto and, immediately prior to such exercise and in consideration of the Holder’s exercise of such Original Warrants, the Company has agreed to issue the Holder, in addition to the shares of Common Stock to which such exercising Holder is entitled pursuant to the exercise of the Original Warrants, an equal number of new warrants as the number of Original Warrants held by the Holder, such new warrant to be in the form attached hereto as Exhibit A (the “New Warrants”). The shares of Common Stock underlying the Original Warrants are referred to herein as the “Warrant Shares”. The shares of Common Stock underlying the New Warrants are referred to herein as the "New Warrant Shares" and collectively with the New Warrants and Warrant Shares, the "Securities".

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Holder and the Company agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Definitions. Capitalized terms not defined in this Agreement shall have the meanings ascribed to such terms in the New Warrants.

ARTICLE II

EXERCISE OF ORIGINAL WARRANTS

Section 2.1 Exercise of Warrants. (a) Subject to the conditions in Section 2(e) of each of the Original Warrants, by executing this Agreement, the Company and the Holder hereby agree that the Holder shall be deemed to have exercised the number of Original Warrants set forth on the signature page hereto at a reduced exercise price of $1.00 per share (the “New Exercise Price”), for aggregate cash proceeds to the Company in the amount set forth on the Holder’s signature page hereto, pursuant to the terms of the Original Warrants, as amended hereby with respect to the New Exercise Price. The Holder shall deliver the aggregate cash exercise price for such Original Warrants at the New Exercise Price to the bank account set forth on the Company’s signature page hereto within two Trading Days after the date hereof and the Company shall deliver the Warrant Shares to the Holder via the Depository Trust Company Deposit or Withdrawal at Custodian system pursuant to the terms of the Original Warrants, but pursuant to DWAC instructions set forth on the Holder’s signature page hereto. The date of the closing of the exercise of the Original Warrants shall be referred to as the “Closing Date”. Notwithstanding anything to the contrary contained herein, if the Holder has exercised all of its Original Warrants on the Closing Date, the provisions of clauses (b) and (c) of this Section 2.1 shall not apply to the Holder.

(b)        After the Closing Date, if and whenever the Holder, together with its Attribution Parties (as defined in Section 2(e) of the Original Warrants), can exercise Original Warrants for 3,943,211 Warrant Shares (the "Threshold Amount") in compliance with the Beneficial Ownership Limitation, the Holder hereby covenants and agrees to promptly exercise for cash the Holder's Attribution Party Pro Rata Percentage (as defined below) of such Threshold Amount of the Original Warrants held by it by delivery of a Notice of Exercise pursuant to the terms and conditions of the applicable Original Warrants, as amended hereby with respect to the New Exercise Price. The parties hereto further agree that the Holder may voluntarily exercise for cash, from time to time, the Original Warrants pursuant to the terms and conditions of the applicable Original Warrants, which exercises shall count toward the number of Original Warrants that are required to be exercised to satisfy the Threshold Amount. As used herein "Attribution Party Pro Rata Percentage" means the percentage calculated by dividing (i) the total number of Original Warrants held by the Holder, by (ii) the total number of Original Warrants held by the Holder and its Attribution Parties.

(c)        In addition to the foregoing, subject to the Holder's ability to exercise Original Warrants in compliance with the Beneficial Ownership Limitations (as defined in and as set forth in Section 2(e) the Original Warrants held by the Holder), on January 27, 2020, the Holder agrees to exercise for cash as many Original Warrants as it can exercise still be in compliance with the Beneficial Ownership Limitations contained in the Original Warrants pursuant to the terms and conditions of the applicable Original Warrants. If any Original Warrants remain unexercised after January 27, 2020, on the thirty day anniversary of such date, the Holder agrees to exercise for cash as many Original Warrants as it can receive upon such exercise and still be in compliance with the Beneficial Ownership Limitations contained in the Original Warrants pursuant to the terms and conditions of the applicable Original Warrants. Any exercises pursuant to this clause (c) shall be done in accordance with the provisions set forth in the Original Warrants, as amended hereby with respect to the New Exercise Price. While any Original Warrants are held by the Holder, the Holder covenants and agrees not to purchase any shares of Common Stock of the Company (including, but not limited to, while the Resale Registration Statement (as defined below) is effective and available for the resale of all of the Warrant Shares, an exercise of any New Warrants), other than pursuant to exercises of Original Warrants. During the term of this Agreement, the Holder agrees not to transfer any of the Original Warrants other to transferees who assume the obligations under this Agreement. The obligations under Section 2.1 shall terminate on February 29, 2020 and all subsequent exercises of the Original Warrants shall be at the original exercise price of $2.15 and the New Exercise Price shall no longer apply.

Section 2.2 Issuance of New Warrants. Effective as of the Closing Date, the Company shall issue to the Holder pursuant to the registration statement on Form S-3 (registration number 333-215391) a number of New Warrants equal to the number of Original Warrants held, and within 3 Trading Days of the Closing Date, the Company shall deliver to the Holder such New Warrants.

Section 2.3 Filing of Form 8-K. Within the time period required by law, the Company shall issue a Current Report on Form 8-K, reasonably acceptable to the Holder disclosing the material terms of the transactions contemplated hereby, which shall include this form of Agreement (the “8-K Filing”).

Section 2.4 Required Notice. On or prior to 4:30 p.m. EST on December 5, 2019, the Company shall confirm to the Holder in writing that it is not in possession of any material, nonpublic information received from the Company (the “Required Notice”), any of its Subsidiaries or any of their respective officers, directors, employees or agents, that has not been publically disclosed. In addition, the Company hereby acknowledges and agrees, effective upon the earlier of the delivery of the Required Notice and 4:30 p.m. EST on December 5, 2019, that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, employees or agents, on the one hand, and the Holder or any of its affiliates, on the other hand, shall terminate. The Company shall not, and shall cause each of its Subsidiaries and its and each of their respective officers, directors, employees and agents, not to, provide the Holder with any material, nonpublic information regarding the Company or any of its Subsidiaries from and after the date hereof without the express prior written consent of the Holder. To the extent that the Company, any of its Subsidiaries or any of their respective officers, directors, employees or agents, delivers any material, non-public information to the Holder without the Holder’s consent, the Company hereby covenants and agrees that the Holder shall not have any duty of confidentiality with respect to, or a duty not to trade on the basis of, such material, non-public information.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

Section 3.1 Representations and Warranties of the Company. The Company hereby makes the representations and warranties set forth below to the Holder that as of the date of its execution of this Agreement:

(a) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary action on the part of such Company and no further action is required by such Company, its board of directors or its stockholders in connection therewith. This Agreement has been duly executed by the Company and, when delivered in accordance with the terms hereof will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b) Organization. The Company is a duly organized and validly existing corporation in good standing under the laws of the State of Nevada.

(c) Registration Statement. The Warrant Shares are registered for resale on a Form S-3 Registration Statement and the Company knows of no reasons why such registration statement shall not remain available for the resale of such Warrant Shares at all times prior to the earlier of (i) Company’s filing of its Annual Report on Form 10-K for the year ended December 31, 2019 or (ii) March 18, 2020 (the earlier of (i) and (ii), the “Registration Termination Date”). The Company shall use commercially reasonable efforts to keep the Registration Statement effective and available for the resale of the Warrant Shares underlying the Original Warrants until the Registration Termination Date. If the Company is unable to keep the Registration Statement effective and available despite their commercially reasonable efforts at all times prior to the Registration Termination Date, either the Company or the Holder may, by delivering written notice to the other, terminate all remaining obligations under this Agreement.

(d) No Conflicts. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby do not and will not: (i) conflict with or violate any provision of the Company’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any lien upon any of the properties or assets of the Company, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any material agreement, credit facility, debt or other material instrument (evidencing Company debt or otherwise) or other material understanding to which the Company is a party or by which any property or asset of the Company is bound or affected, or (iii) conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company is bound or affected.

(e) Disclosure. All of the disclosure furnished by or on behalf of the Company to the Holder regarding the Company and its Subsidiaries, their respective businesses and the transactions contemplated hereby, including but not limited to the disclosure set forth in the SEC Reports, is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. As used herein, “SEC Reports” means all reports, schedules, forms, statements and other documents required to be filed by the Company with the Securities and Exchange Commission (the “Commission”) pursuant to the reporting requirements of the 1934 Act, including all exhibits included therein and financial statements, notes and schedules thereto and documents incorporated by reference therein.

(f) Issuance of Securities. The issuance of the New Warrants are duly authorized and, upon issuance in accordance with the terms of this Agreement, the New Warrants shall be validly issued and free from all preemptive or similar rights (except for those which have been validly waived prior to the date hereof), taxes, liens and charges and other encumbrances with respect to the issue thereof. As of the Closing Date, a number of shares of Common Stock shall have been duly authorized and reserved for issuance which equals or exceeds the maximum number of Warrant Shares issuable upon exercise of the New Warrants (without taking into account any limitations on the exercise of the New Warrants set forth therein). Upon exercise of the New Warrants in accordance with the New Warrants, the Warrant Shares when issued will be validly issued, fully paid and nonassessable and free from all preemptive or similar rights, taxes, liens, charges and other encumbrances with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Common Stock.

(g) No Integrated Offering. None of the Company, its Subsidiaries or any of their affiliates, nor any Person acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require approval of shareholders of the Company for purposes of any applicable shareholder approval provisions, including, without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of the Company are listed or designated for quotation. None of the Company, its Subsidiaries, their affiliates nor any Person acting on their behalf will take any action or steps that would cause the offering of any of the Securities to be integrated with other offerings for purposes of any such applicable shareholder approval provisions.

(i) No Disqualification Events. With respect to Securities to be offered and sold hereunder in reliance on Rule 506(b) under the 1933 Act, none of the Company, any of its predecessors, any affiliated issuer, any director, executive officer, other officer of the Company participating in the offering hereunder, any beneficial owner of 20% or more of the Company's outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the 1933 Act) connected with the Company in any capacity at the time of sale (each, an "Issuer Covered Person" and, together, "Issuer Covered Persons") is subject to any of the "Bad Actor" disqualifications described in Rule 506(d)(1)(i) to (viii) under the 1933 Act (a "Disqualification Event"), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3). The Company has exercised reasonable care to determine whether any Issuer Covered Person is subject to a Disqualification Event. The Company has complied, to the extent applicable, with its disclosure obligations under Rule 506(e), and has furnished to the Holder a copy of any disclosures provided thereunder.

Section 3.2 Representations and Warranties of the Holder. The Holder hereby makes the representations and warranties set forth below to the Company that as of the date of its execution of this Agreement.

(a) Due Authorization. The Holder represents and warrants that (i) the execution and delivery of this Agreement by it and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary action on its behalf and (ii) this Agreement has been duly executed and delivered by the Holder and constitutes the valid and binding obligation of the Holder, enforceable against it in accordance with its terms.

(b) No Conflicts. The Holder represents and warrants that the execution, delivery and performance of this Agreement by the Holder and the consummation by the Holder of the transactions contemplated hereby do not and will not: (i) conflict with or violate any provision of the Holder’s organizational or charter documents, or (ii) conflict with or result in a violation of any agreement, law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority which would interfere with the ability of the Holder to perform its obligations under this Agreement.

(c) Access to Information. The Holder acknowledges that it has had the opportunity to review this Agreement and the SEC Reports and has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the exercise of the Original Warrants and the merits and risks of investing in the Warrant Shares; (ii) access to information about the Company and its financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment. The Holder acknowledges and agrees that neither The Special Equities Group, LLC, a division of Bradley Woods and Co. Ltd. (the “Advisor”) nor any Affiliate of the Advisor has provided the Holder with any information or advice with respect to the Securities nor is such information or advice necessary or desired. Neither the Advisor nor any Affiliate has made or makes any representation as to the Company or the quality of the securities issued and issuable hereunder. In connection with the issuance of the securities hereunder to the Holder, neither the Advisor nor any of its Affiliates has acted as a financial advisor or fiduciary to the Holder.

(d) Holder Status. The Holder represents and warrants that is an “accredited investor” as defined in Rule 501 under the Securities Act of 1933, as amended.

(e) Knowledge. The Holder, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Warrant Shares, and has so evaluated the merits and risks of such investment. The Holder is able to bear the economic risk of an investment in the Warrant Shares and, at the present time, is able to afford a complete loss of such investment. The Holder further understands that after upon Registration Termination Date, the Warrant Shares may not be sold pursuant to the Form S-3 Registration Statement and thereafter must be sold in compliance with Rule 144 or another available exemption from registration.

ARTICLE IV

MISCELLANEOUS

Section 4.1 Prospectus Supplement. On or prior to the Closing Date, the Company shall file with the Commission a supplement (the "Supplement") to the prospectus supplement dated November 28, 2017 pursuant to Rule 424(b)(3) as part of the Registration Statement on S-3 (registration number 333-221270) (the "Resale Registration Statement") to give effect to the New Exercise Price.

Section 4.2 Subsequent Equity Sales.

(a)               Except as provided herein, from the date hereof until the earlier of (i) 100 days after the Closing Date and (ii) the Trading Day following the date that the Common Stock’s VWAP (as defined in the New Warrants) exceeds $1.35 (subject to adjustment for forward and reverse stock splits and the like) for a period of 5 consecutive Trading Days (such period, the "Standstill Period"), neither the Company nor any Subsidiary shall issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of Common Stock or Common Stock Equivalents. In addition, during the Standstill Period, neither the Company nor any Subsidiary shall file any registration statement, amendment to a registration statement or prospectus supplement other than (i) the Supplement and (ii) a registration statement registering the resale of any shares of Common Stock issuable upon exercise of the Original Warrants or the New Warrants (and any warrants issued contemporaneously with the issuance of the New Warrants in a substantially similar transaction as contemplated by this Agreement). As used herein “Common Stock Equivalents” means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

(b)               From the date hereof until the New Warrants are no longer outstanding, the Company shall be prohibited from effecting or entering into an agreement to effect any issuance by the Company or any of its Subsidiaries of Common Stock or Common Stock Equivalents (or a combination of units thereof) involving a Variable Rate Transaction. “Variable Rate Transaction” means a transaction in which the Company (i) issues or sells any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive additional shares of Common Stock either (A) at a conversion price, exercise price or exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for the shares of Common Stock at any time after the initial issuance of such debt or equity securities, or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Stock or (ii) enters into any agreement, including, but not limited to, an equity line of credit or at-the-market offering, whereby the Company may issue securities at a future determined price (other than standard and customary “preemptive” or “participation” rights, pursuant to a shareholder rights plan or pursuant to an agreement with a third party for an investment, acquisition or other business combination transaction). Any Holder shall be entitled to obtain injunctive relief against the Company to preclude any such issuance, which remedy shall be in addition to any right to collect damages.

(c)               Notwithstanding the foregoing, this Section 4.2 shall not apply in respect of an Exempt Issuance, except that no Variable Rate Transaction shall be an Exempt Issuance. “Exempt Issuance” means the issuance of (a) shares of Common Stock or options to employees, officers, directors or consultants (consistent with past practice) of the Company pursuant to any stock incentive plan duly adopted for such purpose, by a majority of the non-employee members of the Board of Directors or a majority of the members of a committee of non-employee directors established for such purpose, (b) securities upon the exercise or exchange of or conversion of any Securities issued hereunder and/or other securities exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the date of this Agreement, provided that such securities have not been amended since the date of this Agreement to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities (other than in connection with stock splits or combinations) or to extend the term of such securities, and (c) securities issued pursuant to investments, acquisitions or strategic transactions approved by a majority of the disinterested directors of the Company, provided that any such issuance shall only be to a Person (or to the equityholders of a Person) which is, itself or through its subsidiaries, believed by the Company to be an operating company or an owner of an asset in a business synergistic with the business of the Company.

Section 4.3 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be made by email to the email address of the Holder or the Company set forth on signature pages hereto.

Section 4.4 Survival. All warranties and representations (as of the date such warranties and representations were made) made herein or in any certificate or other instrument delivered by it or on its behalf under this Agreement shall be considered to have been relied upon by the parties hereto and shall survive the issuance of the New Warrants. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties; provided however that no party may assign this Agreement or the obligations and rights of such party hereunder without the prior written consent of the other parties hereto.

Section 4.5 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

Section 4.6 Severability. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

Section 4.7 Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be determined pursuant to the Governing Law provision of the New Warrants.

Section 4.8 Entire Agreement. The Agreement, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

Section 4.9 Construction. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

Section 4.10 Fees and Expenses. Except as expressly set forth herein, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. The Company shall pay all transfer agent fees, stamp taxes and other taxes and duties levied in connection with the delivery of any Warrant Shares.

Section 4.11 Equal Treatment of New Warrant Holders. No consideration (including any modification of this Agreement or the New Warrants) shall be offered or paid to any holder of New Warrants to amend or consent to a waiver or modification of any provision of this Agreement or the New Warrants unless the same consideration is also offered to all of the holders of the New Warrants. For clarification purposes, this provision constitutes a separate right granted to each holder of New Warrants by the Company and negotiated separately by each holder of the New Warrants, and is intended for the Company to treat the holders of New Warrants as a class and shall not in any way be construed as the holders of New Warrants acting in concert or as a group with respect to the purchase, disposition or voting of Securities or otherwise.

(remainder of page intentionally left blank; signature page follows)

IN WITNESS WHEREOF, the undersigned have executed this Warrant Exercise Agreement as of the date first written above.

COMPANY:

22ND CENTURY GROUP, INC.

By:
Name:
Title:
Email:	[ ]

Bank Account and Wire Instructions

[insert]

[HOLDER SIGNATURE PAGES TO 22ND CENTURY GROUP

WARRANT EXERCISE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Holder:

Signature of Authorized Signatory of Holder:

Name of Authorized Signatory:

Title of Authorized Signatory:

Email Address of Holder:

Number of Original Warrants held:
Number of Original Warrants deemed exercised:

Aggregate Exercise Price of Warrants deemed Exercised:

Warrant Shares underlying Warrants deemed exercised:

Instructions for Warrant Shares to be issued upon initial exercise of Original Warrants:

Address for Delivery of New Warrants for Holder: